UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 1, 2019

HEXION INC.
(Exact Name of Registrant as Specified in Its Charter)
 New Jersey
(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)

614-225-4000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None		None
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously reported, on April 1, 2019, Hexion Inc. (the “Company”), Hexion Holdings LLC, Hexion LLC and certain of the Company’s subsidiaries (collectively, the “Debtors”) filed voluntary petitions (the “Bankruptcy Petitions”) for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”), which cases were jointly administered under the caption In re Hexion Holdings LLC, Case No. 19-10684 (KG). On June 25, 2019, the Court entered an order (the “Confirmation Order”) confirming the Second Amended Joint Chapter 11 Plan of Reorganization of Hexion Holdings LLC and its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Dkt. No. 833] (as it may be modified, amended or supplemented from time to time, and, together with the Plan Supplement (as defined below) and all other exhibits, annexes, schedules and attachments related thereto, as they may be modified, amended or supplemented from time to time, the “Plan”). On July 1, 2019 (the “Effective Date”), in accordance with the terms of the Plan and the Confirmation Order, the Plan became effective and the Debtors emerged from bankruptcy (the “Emergence”).

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and 7.875% Senior Notes due 2027
The Company entered into an indenture, dated as of July 1, 2019 (the “Indenture”), among the Company, the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee, and issued $450 million aggregate principal amount of its 7.875% Senior Notes due 2027 (the “Senior Notes”) thereunder. The Senior Notes are guaranteed on a senior basis by the Company’s existing domestic subsidiaries that guarantee its obligations under its Credit Facilities (as defined below) (the “Guarantors”) on a full and unconditional basis. The following is a brief description of the material provisions of the Indenture and the Senior Notes.
The Senior Notes will mature on July 15, 2027. Interest on the Senior Notes will accrue at the rate of 7.875% per annum and will be payable semiannually in arrears on January 15 and July 15, commencing on January 15, 2020.
Optional Redemption. At any time prior to July 15, 2022, the Company may redeem the Senior Notes, in whole or in part, at a price equal to 100% of the principal amount of the Senior Notes redeemed, plus an applicable “make-whole” premium and accrued and unpaid interest, if any, to the redemption date.
In addition, at any time prior to July 15, 2022, the Company may redeem up to 40% of the aggregate principal amount of the Senior Notes at a redemption price of 107.875% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of certain equity offerings; provided that at least 50% of the aggregate principal amount of the Senior Notes originally issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its subsidiaries); and provided, further, that such redemption occurs within 90 days of the date of the closing of such equity offering.
On and after July 15, 2022, the Company may redeem all or a part of the Senior Notes at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

Year	Percentage
2022	103.938%
2023	101.969%
2024 and thereafter	100.000%

Change of Control. If a change of control (as defined in the Indenture) occurs, holders of the Senior Notes will have the right to require the Company to repurchase all or any part of their Senior Notes at a purchase price equal to 101% of the aggregate principal amount of the Senior Notes repurchased, plus accrued and unpaid interest, if any, to the repurchase date.
Certain Covenants. The Indenture governing the Senior Notes contains covenants that limit, among other things, the Company’s ability and the ability of certain of its subsidiaries, to:

•	incur, assume or guarantee additional indebtedness;

•	pay dividends or distributions on capital stock or redeem or repurchase capital stock;

•	make investments;

•	sell stock of its subsidiaries;

•	transfer or sell assets;

•	create liens;

•	enter into transactions with affiliates; and

•	enter into mergers or consolidations.
At such time as (1) the Senior Notes have an investment grade rating from both of Moody’s Investors Service, Inc. and Standard and Poor’s Ratings Services and (2) no default has occurred and is continuing under the Indenture, certain of these and other covenants will be suspended and cease to be in effect.
Events of Default. The Indenture also provides for certain customary events of default, including, among others, nonpayment of principal or interest, failure to pay final judgments in excess of a specified threshold, failure of a guarantee to remain in effect, bankruptcy and insolvency events, and cross acceleration, which would permit the principal, premium, if any, interest and other monetary obligations on all the then outstanding Senior Notes to be declared due and payable immediately.
The above description of the Indenture and the Senior Notes is qualified in its entirety by the full text of those documents, which are attached as Exhibits 4.1 and 4.2 to this Form 8-K and are incorporated herein by reference.
Credit Facilities
On July 1, 2019, in connection with the Emergence, the Company entered into a new $350 million ABL Facility and a new $1,200 million senior secured Term Loan Facility (together with the ABL Facility, the “Credit Facilities”).
ABL Facility
On July 1, 2019, in connection with the Emergence, the Company, Hexion Canada Inc., a Canadian corporation (the “Canadian ABL Borrower”), Hexion B.V., a company organized under the laws of The Netherlands (the “Dutch ABL Borrower”), Hexion GmbH, a company organized under the laws of Germany (the “German ABL Borrower”), Hexion UK Limited, a corporation organized under the laws of England and Wales ( the “U.K. ABL Borrower” and, together with the Company, the Canadian ABL Borrower, the Dutch ABL Borrower and the German ABL Borrower, the “ABL Borrowers”) entered into a senior secured ABL Facility with the lenders and other parties thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, in an aggregate principal amount of $350 million, under which the ABL Borrowers may borrow funds from time to time and up to $150 million amount of which is available through a subfacility in the form of letters of credit, in each case subject to a borrowing base, as further described below. In addition, the Company may request one or more incremental facilities in an aggregate amount equal to the greater of (i) $100 million and (ii) the excess of the borrowing base over $350 million.
The ABL Facility will mature and the commitments thereunder will terminate on July 1, 2024 and bears interest based on an adjusted LIBOR rate, EURIBOR or an alternate base rate (depending on the currency of the borrowing), in each case plus an applicable initial margin of 1.50% or, in the case of the alternate base rate, 0.50%, which margin may increase or decrease depending on the average availability under the ABL Facility.
The borrowing base is, at any time of determination, an amount (net of reserves) equal to the sum of:

•
in the case of the borrowing base for the Company’s U.S., U.K., Dutch and Canadian subsidiaries, 85% of the amount of eligible receivables (or 90% of the amount of “investment grade” eligible receivables) (including trade receivables), plus

•
in the case of the borrowing base for the Company’s U.S., U.K., Dutch and Canadian subsidiaries, the lesser of (i) 70% of the amount of eligible inventory and (ii) 85% of the net orderly liquidation value of eligible inventory, plus

•
in the case of the borrowing base for the Company’s U.K., Dutch, Canadian and German subsidiaries, the lesser of (i) the sum of (a) 80% of the amount of eligible machinery and equipment appraised on a net orderly liquidation basis and (b) 75% of the appraised fair market value of eligible real property of the loan parties in Canada, England and Wales, the Netherlands and Germany and (ii) the lesser of (x) 20% of the total commitments and (y) 20% of the borrowing base of the borrowers without giving effect to the additional borrowing base from the eligible machinery and equipment and eligible real property, plus

•
in the case of the borrowing base for the Company’s U.S. and Canadian subsidiaries, 100% of unrestricted cash, in each case held in an account subject to the springing control of the agent; provided, that the cash component of the borrowing base shall not constitute more than the lesser of (x) 15.0% of the total commitments and (y) 15.0% of the borrowing base of the borrowers (calculated prior to giving effect to such limitation).

The borrowing base of the U.K., Dutch and German subsidiaries may not exceed the greater of 50% of the total commitments and 50% of the borrowing base of the ABL Borrowers. On the closing date of the ABL Facility, as adjusted for the consummation of the Plan and related transactions, the borrowing base reflecting various required reserves was determined to be approximately $350 million.
In addition to paying interest on outstanding principal under the ABL Facility, the Company is required to pay a commitment fee to the lenders in respect of the unutilized commitments thereunder at a rate equal to 0.50% or 0.375% per annum depending on the average utilization of the commitments. The Company also pays a customary letter of credit fee, including a fronting fee of 0.125% per annum of the daily average stated amount of each outstanding letter of credit, and customary agency fees.
Outstanding loans under the ABL Facility may be voluntarily repaid at any time without premium or penalty, other than customary “breakage” costs with respect to eurocurrency loans.
The obligations of the Company under the ABL Facility are unconditionally guaranteed by the Company’s direct parent, Hexion Intermediate Holding 2, Inc. (“Hexion Intermediate”), and each of the Company’s existing and future wholly-owned material U.S. subsidiaries, which the Company refers to as the “U.S. ABL Guarantors.” In addition, all obligations of the foreign subsidiary borrowers under the ABL Facility are guaranteed by the U.S. ABL Guarantors and certain other direct and indirect wholly-owned foreign subsidiaries, which the Company refers to collectively as the “Foreign ABL Guarantors” and, together with the U.S. ABL Guarantors, the “ABL Guarantors.”
The obligations of the Company under the ABL Facility and any hedging arrangements and cash management services and the guarantees in respect of those obligations are secured by substantially all of the assets and stock (but in the case of non-U.S. subsidiaries, limited to 65% of the voting equity of such subsidiaries) owned by the Company and the U.S. ABL Guarantors, subject to certain exceptions. The obligations of the foreign subsidiary borrowers under the ABL Facility and any hedging arrangements and cash management services and the guarantees in respect of those obligations are secured by substantially all of the material assets and stock owned by the Company and U.S. ABL Guarantors and certain assets of the foreign subsidiary borrowers and the Foreign ABL Guarantors, including material intercompany loans held by the foreign subsidiary borrowers and the Foreign ABL Guarantors, in each case subject to certain exceptions. Such security interest consists, with respect to the assets of the Company and the ABL Guarantors constituting collateral, of a first-priority lien with respect to the ABL Priority Collateral (as defined in the ABL Intercreditor Agreement), and a second-priority lien with respect to the Term Loan Priority Collateral (as defined in the ABL Intercreditor Agreement), subject to permitted liens.
Term Loan Facility
On July 1, 2019, in connection with the Emergence, the Company and Hexion International Coöperatief U.A., a company organized under the laws of the Netherlands (the “Dutch Term Loan Borrower” and, together with the Company, the “Term Loan Borrowers”), entered into a senior secured term loan facility with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “Term Loan Facility”), which Term Loan Facility consists of (i) a USD denominated tranche in an aggregate principal amount of $725 million borrowed by the Company and (ii) a EUR denominated tranche in an aggregate principal amount equal to €425 million borrowed by the Dutch Term Loan Borrower. In addition, the Company may request one or more incremental facilities in an aggregate amount up to the sum of $425 million and amounts that may be incurred pursuant to certain leverage and coverage ratios.
The Term Loan Facility will mature on July 1, 2026 and bears interest based on (i) in the case of the USD tranche, at the Company’s option, an adjusted LIBOR rate or an alternate base rate, in each case plus an applicable margin equal to 3.50% or, in the case of the alternate base rate, 2.50% and (ii) in the case of the EUR tranche, EURIBOR plus an applicable margin equal to 4.00%.
The obligations of the Company under the Term Loan Facility are unconditionally guaranteed by Hexion Intermediate and each of the Company’s existing and future wholly owned material U.S. subsidiaries, which subsidiaries the Company refers to collectively as “U.S. Term Guarantors”. In addition, all obligations of the Dutch Term Loan Borrower under the Term Loan Facility are guaranteed by Hexion Intermediate, the Company, the U.S. Term Guarantors and certain other direct and indirect wholly-owned foreign subsidiaries, which foreign subsidiaries the Company collectively refers to as the “Foreign Term Guarantors” (together with the U.S. Term Guarantors, the “Subsidiary Term Guarantors” and, together with Hexion Intermediate, the “Term Guarantors”).
The obligations of the Term Loan Borrowers under the Term Loan Facility and, at the Company’s option, hedging arrangements and cash management services and the guarantees in respect of those obligations are secured by (i) all of the stock of the Term Loan Borrowers, the U.S. Term Guarantors and substantially all the Foreign Term Guarantors, (ii) substantially all of the material assets and stock owned by the Company and the U.S. Term Guarantors (provided that, solely with respect to the obligations of the Company and the U.S. Term Guarantors, any stock pledged pursuant to clauses (i) or (ii) above shall, in the case of non-U.S. subsidiaries, be limited to 65% of the voting equity of such subsidiaries), and (iii) certain assets of the Foreign Term Guarantors, including material intercompany loans held by the Term Loan Borrowers or the Subsidiary Term Guarantors, in each case subject to certain exceptions. Such security interest consists of a first-priority lien with respect to the Term Loan Priority Collateral and a second-priority lien with respect to the ABL Priority Collateral, subject to permitted liens.

Restrictive Covenants and Other Matters
The Credit Facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, the Company’s ability, and the ability of its subsidiaries, to:

•	sell assets;

•	incur additional indebtedness;

•	repay other indebtedness;

•	pay dividends and distributions or repurchase its capital stock;

•	create liens on assets;

•	make investments, loans, guarantees or advances;

•	make certain acquisitions;

•	engage in mergers or consolidations;

•	enter into sale/leaseback transactions;

•	engage in certain transactions with affiliates;

•	amend certain material agreements governing its indebtedness;

•	amend its organizational documents;

•	change the business conducted by the Company and its subsidiaries;

•	change its fiscal year or “center of main interest;”

•	enter into agreements that restrict dividends from subsidiaries; and

•	in the case of Hexion Intermediate, engage in certain other activities.
In addition, the ABL Facility requires the Company to maintain a minimum fixed charge coverage ratio at any time when the excess availability is less than the greater of (x) $30 million and (y) 10.0% of the lesser of (i) the borrowing base at such time and (ii) the aggregate amount of ABL Facility commitments at such time. In that event, the Company must satisfy a minimum fixed charge coverage ratio of 1.0 to 1.0. The Credit Facilities also contain certain other customary affirmative covenants and events of default. If the Company fails to perform its obligations under these and other covenants, the Credit Facilities could be terminated and any outstanding borrowings, together with accrued interest, under the Credit Facilities could be declared immediately due and payable.
Intercreditor Agreement
On July 1, 2019, in connection with the Emergence, JPMorgan Chase Bank, N.A., as collateral agent under each of the Credit Facilities, and the Company and certain of its subsidiaries entered into an ABL Intercreditor Agreement that, among other things, sets forth the relative lien priorities of the secured parties under the Credit Facilities on the collateral shared by the ABL Facility and the Term Loan Facility.

Item 1.02	Termination of a Definitive Material Agreement.
In connection with the effectiveness of the Plan, the Company repaid in full all of its remaining obligations under the senior secured term loan agreement, dated as of April 3, 2019 (as amended, restated, supplemented or otherwise modified to the date hereof, the “DIP Term Loan Facility”), among Hexion LLC (“Holdings”), the Company, Hexion International Holdings B.V. (the “Dutch DIP Borrower”), the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (“JPMorgan”), including accrued interest and other amounts owing to the lenders under the DIP Term Loan Facility. Upon making these payments, the Company’s obligations under the DIP Term Loan Facility were satisfied in full and the DIP Term Loan Facility was immediately terminated other than for customary provisions expressly specified to survive termination.

In connection with the effectiveness of the Plan, the Company repaid in full all of its remaining obligations under the senior secured debtor-in-possession asset-based revolving credit agreement, dated as of April 3, 2019 (as amended, restated, supplemented or otherwise modified to the date hereof, the “DIP ABL Facility”), among Holdings, the Company, certain of the Company’s subsidiaries, the lenders party thereto and JPMorgan, as administrative agent and collateral agent, including accrued interest and other amounts owing to the lenders under the DIP ABL Facility. Upon making these payments, the Company’s obligations under the DIP Term Loan Facility were satisfied in full and the DIP ABL Facility was immediately terminated other than for customary provisions expressly specified to survive termination.
The information set forth under Item 3.03 below is incorporated by reference into this Item 1.02.

Item 1.03	Bankruptcy or Receivership.
Confirmation of the Plan of Reorganization
On June 25, 2019, the Bankruptcy Court entered an order (the “Confirmation Order”), attached hereto as Exhibit 2.1, confirming the Plan. The Plan incorporates by reference certain documents filed with the Bankruptcy Court as part of the “Plan Supplement.” A copy of the Plan is attached hereto as Exhibit 2.2.
All of the conditions precedent to the effectiveness of the Plan were either satisfied or waived in accordance with the Plan and, on July 1, 2019, the Plan became effective pursuant to its terms and the Debtors emerged from their Chapter 11 cases (the “Effective Date”).
The following is a summary of certain provisions of the Plan, as confirmed by the Bankruptcy Court pursuant to the Confirmation Order, and is not intended to be a complete description of the Plan. The following summary is qualified in its entirety by reference to the full text of the Plan (including the Plan Supplement). Capitalized terms used but not defined in this Current Report on Form 8-K shall have the meanings given to them in the Plan.
The Plan provided for the following Restructuring Transactions, among others:

•	The restructuring of the Debtors’ prepetition funded debt obligations with the proceeds of $1.641 billion in New Long-Term Debt and a $300 million Rights Offering for New Common Equity.

•	The Reorganized Debtors entering into the $350 million ABL Facility.

•	General Unsecured Claims being paid in full or otherwise Unimpaired.

•
Holders of Allowed First Lien Notes Claims receiving their pro rata share of (a) Cash in the amount of $1.450 billion (less the sum of Adequate Protection Payments paid on account of the First Lien Notes during the Chapter 11 Cases), (b) 72.5% of New Common Equity (subject to the Agreed Dilution), and (c) 72.5% of the Rights to purchase additional New Common Equity pursuant to the Rights Offering. The Agreed Dilution results from the Rights Offering, the Management Incentive Plan, and certain premiums payable under the Equity Backstop Agreement and the Debt Backstop Agreement (to the extent such premiums due under such agreements are elected to be received in the form of New Common Equity).

•
Holders of Allowed 1.5L Notes Claims, Second Lien Notes Claims, and Borden Debenture Claims (collectively, the “Junior Notes Claims”) receiving their pro rata share of (a) 27.5% of the New Common Equity (subject to the Agreed Dilution) and (b) 27.5% of the Rights to purchase additional New Common Equity pursuant to the Rights Offering.

•	Holders of Equity Interests (i.e., any class of equity securities) in Hexion Holdings LLC receiving no distributions and all such Equity Interests being cancelled.

•	Reorganized Hexion issuing the $2.5 million Settlement Note to the Consenting Sponsors.
Treatment of Executory Contracts and Unexpired Leases
As of the Effective Date and subject to the payment of any applicable Cure Amount, all Executory Contracts and Unexpired Leases are deemed assumed subject to Article V.E of the Plan except any Executory Contract or Unexpired Lease that: (a) has been identified on the Rejected Executory Contract/Unexpired Lease List; (b) is the subject of a separate motion or notice to reject pending on the Effective Date; or (c) previously expired or terminated pursuant to its own terms (disregarding any terms the effect of which is invalidated by the Bankruptcy Code).

Board of Directors and Management
On the Effective Date, the initial board of directors and management of Hexion Holdings Corporation, the newly formed indirect parent of the Company, included those individuals as set forth in the Plan Supplement. As of the Effective Date, the initial board of directors of Hexion Holdings Corporation consisted of Patrick J. Bartels, Jr., Jeffrey D. Benjamin, James N. Chapman, Joaquin Delgado, Carol S. Eicher, Stephen D. Newlin, Craig A. Rogerson, Michael J. Shannon and John K. Wulff.
The information set forth under Item 5.02 below is incorporated herein by reference into this Item 1.03.
Compensation and Benefit Programs
On the Effective Date, except as expressly provided for under the Plan, Confirmation Order, a prior order of the Bankruptcy Court or to the extent a motion was pending before the Bankruptcy Court as of the Effective Date, with the consent of the Required Consenting Noteholders, all employment and severance policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their respective employees, retirees and non-employee directors including, without limitation, all savings plans, unfunded retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, and life, accidental death and dismemberment insurance plans were assumed as executory contracts under the Plan.
Sources of Funds
The Plan was funded by $300 million in aggregate proceeds from the Rights Offering, the issuance of the Senior Notes and the ABL Facility and Term Loan Facility.
Certain Information Regarding Assets and Liabilities of the Company
The Company’s total assets and total liabilities, as of March 31, 2019, reported in the Quarterly Report on Form 10-Q the Company filed with the Securities and Exchange Commission on May 15, 2019 were $2,142 million and $5,108 million, respectively. Please refer to the quarterly report on Form 10-Q for additional information on the Company’s assets and liabilities.
Because the Company’s financial statements will reflect fresh start accounting adjustments upon its emergence from the Chapter 11 proceedings, information reflecting its results of operations and financial condition will not be comparable to prior periods.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.
Upon the effectiveness of the Plan, all previously issued and outstanding equity interests in Hexion Holdings LLC were cancelled. Upon effectiveness of the Plan, Hexion Holdings Corporation issued 58,410,731 shares of a new class of common stock, par value $0.01 per share (“New Common Stock”), pursuant to the Rights Offering, including shares of New Common Stock issued as commitment premium. In addition, upon effectiveness of the Plan, Hexion Holdings Corporation issued 10,307,778 warrants to purchase shares of New Common Stock.
The shares of New Common Stock described above were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 1145 of the Bankruptcy Code, which generally exempts from such registration requirements the issuance of securities under a plan of reorganization.

Item 3.03	Material Modifications to Rights of Security Holders.
Upon the effectiveness of the Plan, the following indebtedness of the Debtors was cancelled:

•	10% First Lien Notes due 2020;

•	10.375% First Lien Notes due 2022;

•	6.625% First Lien Notes due 2020;

•	13.75% 1.5 Lien Notes due 2022;

•	9% Second Lien Notes due 2022;

•	9.2% Borden Unsecured Debentures due 2021; and

•	7.875% Borden Unsecured Debentures due 2023.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to the Plan, the following directors ceased to be members of the board of directors of Hexion Holdings LLC as of the Effective Date: Craig A. Rogerson, George F. Knight, Dr. William H. Joyce, Robert Kalsow-Ramos, Geoffrey A. Manna, Lee C. Stewart, Samuel Feinstein and Marvin O. Schlanger.
In connection with the effectiveness of the Plan, as of the Effective Date, Patrick J. Bartels, Jr., Jeffrey D. Benjamin, James N. Chapman, Joaquin Delgado, Carol S. Eicher, Stephen D. Newlin, Craig A. Rogerson, Michael J. Shannon and John K. Wulff were appointed members of the board of directors of Hexion Holdings Corporation.

Item 8.01	Other Events.
On July 1, 2019, pursuant to the Plan, Hexion Holdings Corporation amended and restated its certificate of incorporation and adopted its by-laws as described in the Plan.
The amended and restated certificate of incorporation is filed herewith as Exhibit 3.1 and incorporated by reference herein, and the by-laws are filed herewith as Exhibit 3.2 and incorporated by reference herein.

Item 9.01        Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
2.1	Joint Chapter 11 Plan of Reorganization for Hexion Holdings LLC and its Affiliated Debtors, dated June 20, 2019.
2.2	Confirmation Order, dated June 25, 2019.
3.1	Amended and Restated Certificate of Incorporation of Hexion Holdings Corporation.
3.2	By-laws of Hexion Holdings Corporation.
4.1	Indenture, dated as of July 1, 2019, by and among Hexion Inc., the subsidiary guarantors party thereto from time to time named therein and Wilmington Trust, National Association, as trustee.
4.2	Form of 7.875% Senior Note due 2027 (included in Exhibit 4.1).
10.1
Senior Secured Asset-Based Revolving Credit agreement, dated as of July 1, 2019, among Hexion Intermediate Holding 2, Inc., Hexion Inc., Hexion Canada Inc., Hexion B.V., Hexion GmbH and Hexion UK Limited, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

10.2
Senior Secured Credit Agreement, dated as of July 1, 2019, among Hexion Intermediate Holding 2, Inc., Hexion Inc., Hexion International Coӧperatief U.A., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

10.3
ABL Intercreditor Agreement, dated as of July 1, 2019, among JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for the ABL Facility Secured Parties referred to therein, JPMorgan Chase Bank, N.A., as Applicable First-Lien Agent and administrative agent and collateral agent for the First-Lien Secured Parties referred to therein, Hexion Inc., Hexion Intermediate Holding 2, Inc., Hexion International Coӧperatief U.A., the other subsidiaries of Hexion Inc. party thereto, each other First-Priority Lien Obligations and each Other First-Priority Lien Obligations Collateral Agent from time to time party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXION INC.

Date:	July 1, 2019	By:	/s/ George F. Knight
George F. Knight
Executive Vice President and Chief Financial Officer